Exhibit 5
                              MIRO WEINER & KRAMER
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                                    SUITE 100
                            500 NORTH WOODWARD AVENUE
                                  P.O. BOX 908
                      BLOOMFIELD HILLS, MICHIGAN 48303-0908
                            TELEPHONE (810) 646-2400
                            FACSIMILE (810) 646-2681




                                                                January 10, 1997



Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, Michigan  48304

Re:   Registration Statement on Form S-3 (the "Registration Statement")

Gentlemen:

      This opinion is furnished to you (the "Company") in connection with the filing of the Company's Registration Statement with the Securities and Exchange Commission on or about January 10, 1997.

      You have supplied us with, and we have examined in our capacity as counsel to the Company, such documents and other information as we deem necessary and relevant as a basis for the opinion expressed below. In all such examinations, we have assumed the genuiness of all signatures and all original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officers and representatives of the Company and others.

      Based upon the foregoing, it is our opinion that the Common Stock registered under the Registration Statement will, when issued, be duly and validly issued, fully paid and nonassessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the reference to our Firm under the caption "Legal Matters" in the Prospectus that constitutes a part of the Registration Statement.

                                          Very truly yours,

                                          /S/MIRO WEINER & KRAMER